Exhibit 10.6

GRANDPARENTS.COM, INC.

OMNIBUS AMENDMENT NO. 1

This OMNIBUS AMENDMENT NO. 1 (this “Amendment”) is made and entered into as of August 5, 2015 by and among Grandparents.com, Inc., a Delaware corporation (the “Borrower”), and VB Funding, LLC, a Delaware limited liability company (the “Lender”), each party to that certain Credit Agreement, dated as of July 8, 2015 (the “Credit Agreement”).

WHEREAS, pursuant to the Credit Agreement, the Lender has provided the Borrower a multi-draw term loan credit facility and whereby in connection therewith the Borrower had issued to the Lender a convertible promissory note in the aggregate principal amount of up to $8,000,000, payable as provided in the Credit Agreement (the “Note”);

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender agree as follows:

1.          Optional Prepayments. Section 2.9 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“Optional Prepayments. Subject to the terms of Section 2.10, Borrower may, at any time and from time to time, voluntarily prepay the Loan, in whole or in part, provided, any such prepayment shall include interest accruing on the principal amount of the Loan (or part thereof being prepaid) through the Maturity Date. With respect to such principal amount to be prepaid, any and all (i) cash interest accrued under Section 2.5(a) but not yet paid at the time of such prepayment and (ii) cash or in kind interest payable by the Borrower from the date of prepayment through the Maturity Date, may be paid by the Borrower, at its option, in the form of cash, common stock of Borrower or a combination thereof. For the avoidance of doubt, any in kind interest accrued under Section 2.5(b) but not yet paid at the time of such prepayment shall be paid by the Borrower in cash (subject to Lender’s conversion rights under the Note).”

2.          Conversion Rights; Notice of Payments. Section 2.10 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“Conversion Rights; Notice of Payments. Lender shall have the right to convert the Loan to common shares in Borrower as more particularly described in the Note. In furtherance of Lender’s rights under this Section 2.10, Borrower shall provide Lender not less than fifteen (15) days’ prior written notice of any unscheduled cash payment to be made hereunder together with such financial information as reasonably requested by Lender and permitted by law to be disclosed, in order for Lender to determine whether or not to accept such cash payment or elect to convert such portion of the indebtedness due hereunder to common stock. Each such notice shall specify the date and amount of such payment. If such notice is given by Borrower, Borrower shall make such payment, and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment shall be accompanied by payment (whether in cash or in kind, as described in Section 2.5 and 2.9) of all accrued and unpaid interest on the amount prepaid.”

3.          Optional Conversion of Indebtedness. Section 3(a) of the Note is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“(a) The outstanding principal balance of this Note and all unpaid interest having accrued or otherwise payable hereunder shall be convertible, in whole or in part, at the option of Lender made at any time, into common shares of Borrower, par value $0.01 per share (“Common Stock”) at the price of $0.20 per common share (the “Conversion Price”), as may be adjusted as stated herein.”

4.          Effect of this Amendment. Except as specifically amended as set forth herein, each term and condition of the Credit Agreement and the Note shall continue in full force and effect.

5.          Counterparts; Facsimile Signatures. This Amendment may be executed or consented to in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or electronically and, upon such delivery, the facsimile or electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the date first written above.

Borrower:

GRANDPARENTS.COM, INC

By:	/s/ Steve Leber
Name: Steve Leber
Title: CEO

Lender:

VB FUNDING, LLC

By:	/s/ Vincent J. Dowling, Jr.
Name: Vincent J. Dowling, Jr.
Title: Managing Member